Exhibit 10.2

AMENDED AND RESTATED

SENIOR SECURED LOAN AGREEMENT

AND PROMISSORY NOTE

$34,744,521.62	February 3, 2021

THIS AMENDED AND RESTATED SENIOR SECURED LOAN AGREEMENT AND PROMISSORY NOTE ("Senior Amended Note") is entered into and made effective as of February 3, 2021 ("Effective Date"), by and between CALAVO GROWERS, INC., a California corporation ("Lender"), located at 1141-A Cummings Road, Santa Paula, CA 93060, and FRESHREALM, LLC, a Delaware limited liability company ("Borrower"), located at 34 N Palm St Suite 100, Ventura, CA 93001.

RECITALS

WHEREAS, on August 10, 2018, B01Tower and Lender previously entered into that certain Senior Promissory Note, fully amended and restated on September 18, 2019, and as amended eleven (11) times in total and most recently amended on April 17, 2020 (collectively, the "Original Note"). As of the Effective Date, the total amount due under the Original Note is Thirty Four Million Seven Hundred Forty Four Thousand Five Hundred Twenty-One Dollars and Sixty-Two Cents ($34,744,521.62), (the "Senior Loan Amount").

WHEREAS, Bonower and Lender originally entered into that certain original Security Agreement dated August 10, 2018, which was fully restated and amended pursuant to that First Restated and Amended Security Agreement, effective September 18, 2019, as amended on October 8, 2019, and that certain original Intellectual Property Security Agreement, dated August 10, 2018, which was fully restated and amended pursuant to that First Amended and Restated Intellectual Property Security Agreement, effective September 18, 2019, as amended on October 8, 2019 (collectively, the "Original Security Agreements"), to provide a continuing security interest in the assets and collateral of Bon-ower in favor of Lender as an inducement for Lender to loan certain additional funds to Bon-ower under the Original Note.

WHEREAS, simultaneously in connection and of even date herewith, the parties have entered into that ce1iain Limited Liability Company Member Separation and Release Agreement ("Separation Agreement"), a copy of which is attached hereto as Exhibit A, pursuant to which the parties have agreed that Lender will cease being a limited liability company member in Bonower as well as have entered into other agreements and arrangements between the parties;

WHEREAS, as a result of entering into the Separation Agreement, Borrower and Lender desire to amend and restate the Original Note on the terms and conditions stated herein by entering into this Senior Amended Note, as well as amend the Original Security Agreements pursuant to that certain Third Amended and Restated Security Agreement, a copy of which is attached hereto as Exhibit B, and that certain Third Amended and Restated Intellectual Property Security Agreement, a copy of which is attached hereto as Exhibit C, with both security agreements collectively refened to herein as the "Amended Security Agreements", again affirming and continuing Lender's first priority security interest in all of the assets and collateral of Bon-ower.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	LOAN TO BORROWER.

As of the Effective Date, B01Tower' s principal indebtedness and balance owed to Lender evidenced by this Senior Amended Note is in the amount of Thirty Four Million Seven Hundred Forty Four Thousand Five Hundred Twenty-One Dollars and Sixty-Two Cents ($34,744,521.62) (the "Loan Amount"). For value received, BoITower hereby unconditionally promises to Lender the Loan Amount together with interest accrued thereon, as specified below, upon the terms and conditions set forth in this Senior Amended Note. This Senior Amended Note does not extinguish the outstanding indebtedness owed under and evidenced by the Original Note and is not intended to be a substitution or novation of the original indebtedness or instruments evidenced by the prior Original Note, which shall continue in full force and effect, except as specifically amended and restated hereby. Additionally, this Senior Amended Note does not extinguish or modify Lender's security interest in the assets and collateral of Borrower in connection with and under the Original Security Agreements, which shall continue in full force and effect, except as specifically amended and restated in the Amended Security Agreements.

2.	INTEREST ON LOAN AMOUNT.

(a)From the Effective Date until March 31, 2022 (the "Loan Payoff Period"), interest shall accrue on the Loan Amount at the rate of One and Forty-Six Hundredths Percent (1.46%) per annum, and beginning on April 1, 2022, in the event the Loan Amount and any interest accrued thereon under this Senior Amended Note is still outstanding, the rate of interest to accrue on the total Loan Amount with all interest accrued thereon shall increase to the rate of Three Percent (3%) per annum.

(b)In the event of any failure to pay any installment of principal or interest under this Senior Amended Note when due, or after the occutTence of any other Default, as defined below, until this Senior Amended Note is paid in accordance with its terms, interest shall continue to accrue on the outstanding balance of this Senior Amended Note.

3.PAYMENT OF SENIOR AMENDED NOTE AND LOAN PAYOFF AMOUNT; MATURITY DATE

(a)Pursuant to this Senior Amended Note and the Separation Agreement, Borrower shall pay to Lender, in one lump sum payment, the total amount of Six Million Dollars ($6,000,000) (the "Loan Payoff Amount") on or before the expiration of the Loan Payoff Period (i.e. March 31, 2022), as a payment towards the Loan Amount. In the event the Loan Payoff Amount is paid by Borrower to Lender on or before the expiration of the Loan Payoff Period, then the Loan Amount pursuant to this Senior Amended Note together with all accrued interest thereon, and accompanying Amended Security Agreements, shall be deemed satisfied and paid in full by Borrower, and Borrower shall owe no further amounts due to Lender pursuant to the Loan Amount or any interest accrued thereon. The Loan Payoff Amount shall be paid by BotTower to Lender in immediately transferrable funds via wire transfer with payment instructions to be provided by Lender upon request by BotTower.

(b)In the event the Loan Payoff Amount is not paid by Borrower to Lender on or before the expiration of the Loan Payoff Period, then the Loan Amount and the entire principal balance of this Senior Amended Note as well as any and all accrued interest, shall be due to Lender and payable in full by Borrower on April 1, 2022 (the "Maturity Date").

4.	PREPAYMENT.

Borrower may prepay this Senior Amended Note in full or in part, without premium or penalty, upon not less than ten (10) days' prior written notice to Lender. Except in the case of the Loan Payoff Amount, no prepayment permitted hereunder shall affect the obligation of Borrower, to the benefit of Lender, to pay any amounts still owing as provided hereunder.

5.	APPLICATION OF PAYMENTS.

Except in the case of the Loan Payoff Amount, all payments hereunder shall be first applied to accrued but unpaid interest hereunder, and the remainder, if any, shall be applied to the principal balance of this Senior Amended Note.

6.	SECURITY INTEREST AND PRIORITY

Borrower confirms and agrees that it has previously granted a first priority security interest to Lender in all of Borrower's assets and collateral in connection with the Original Security Agreements, and the Loan Amount and any interest accrued thereon is secured by all of the assets and collateral of Borrower on a first-priority basis as further described in the Amended Security Agreements, and as evidenced by a UCC-1 Financing Statement previously filed with the applicable govemmental authorities.

7.	SUBORDINATION OF OTHER INDEBTEDNESS

This Senior Amended Note, the Loan Amount, and any interest accrued thereon, shall have a priority of payment over any and all other indebtedness owed by Borrower to Lender or owed by B01rnwer to any third parties, and any and all rights, obligations and payments due from Borrower to Lender or any third parties shall be subordinated to all principal and interest due to Lender under this Senior Amended Note, including, but not limited to, that certain Secured Promissory Note by and between Lender and Borrower of even date herewith in the amount of Four Million Nine Hundred Fifty Thousand Dollars ($4,950,000).

8.	ADDITIONAL BORROWER COVENANTS.

(a)Without the prior consent of Lender, and so long as there is no Event of Default (as defined below) hereunder or under the Amended Security Agreements, Borrower shall be permitted to take on additional reasonable unsecured debt on a basis that is subordinated to this Senior Amended Note that is not in excess of the sum of Three Hundred Thousand Dollars ($300,000) (“Unsecured Debt Limit”) in the aggregate (otherwise, the prior written consent of Lender shall be required), manage its supply chain and customer cash flows in accordance with prudent standards, and otherwise operate its business in accordance with the Borrower’s goveming limited liability company agreement (aka, operating agreement), so long as such actions are reasonably expected to be serviced by Borrower’s business operations and individually or in the aggregate are not reasonably expected to interfere with Borrower’s ability to perform its obligations hereunder.

(b)Notwithstanding the provisions of Section 8(a) hereof, solely and limited to during the Loan Payoff Period, Borrower shall be permitted to take on additional unsecured or secured debt in any amount (the “Permitted Debt”), the payment of which shall be subordinated to any amounts due to Lender by Borrower under this Senior Amended Note, provided that, if the Permitted Debt exceeds the amount of One Hundred Thousand Dollars ($100,000) with respect to any: (i) individual third party lender and/or its affiliates (“Permitted Lender”) and/or (ii) any specific debt obligation, Borrower shall not be permitted to enter into such Permitted Debt unless Lender concurrently executes an Intercreditor Agreement with the Permitted Lender, in Lender’s discretion, on terms satisfactory to Lender, with the exception of any third-party equipment leases and equipment financings entered into in the ordinary course of business of Borrower which may be secured solely by a purchase money security interest exclusively in the specific equipment financed and not any other assets or collateral of Borrower up to an aggregate borrowing amount of Two Million Five Hundred Thousand Dollars ($2,500,000)(the “Equipment Lease Cap”). In the event Borrower’s equipment leasing needs reach the Equipment Lease Cap, Borrower can either (i): obtain the prior written consent of Lender to lease additional equipment that is secured in such equipment; or (ii) request that Lender increase the aggregate Equipment Lease Cap, which such request shall be reviewed by Lender in good faith dependent upon the then current financial condition of B01rnwer. The Permitted Debt, and any security interest related thereto, except the Equipment Lease Cap, will be subordinated to any and all indebtedness owed to Lender by Borrower, including, but not limited to, subordinate to all payments to be made to Lender by Borrower and all rights of Lender with respect to Borrower.

(c)Subject to the limitations described in this Senior Amended Note, except for in the event Borrower obtains Lender’s prior written consent, Borrower shall not (and shall not permit any subsidiary or affiliate of B01Tower) incur any indebtedness and/or grant any lien or security interest on any of its property, assets or Collateral (as defined in the Amended Security Agreements), except as specifically permitted under the terms of this Senior Amended Note as listed below (each a “Permitted Item”), which shall each be subordinate to any and all liens and security interests granted to Lender pursuant to Amended Security Agreements (except for item (iii) and (v) below and items (vii) and (viii) below to the extent they constitute purchase money security interests):

(i)liens granted to Lender pursuant to the Amended Security Agreements;

(ii)	unsecured indebtedness incurred up to the Unsecured Debt Limit;

(iii)indebtedness to and liens granted to Wells Fargo Vendor Financial Services, LLC (UCC Financing Statement Nos. 20172560644 and 20172560685) for the equipment lease of two floor scrubbers each with an approximate value of Twenty-Eight Thousand Dollars ($28,000) to Thirty Three Thousand Dollars ($33,000);

(iv)unsecured indebtedness in connection with corporate credit cards issued to Borrower’s employees for travel, ente1iainment and corporate purchases, and in the aggregate, the credit balances of such cards not to exceed Twenty-Five Thousand Dollars ($25,000), as well as unsecured indebtedness in connection with Borrower’s American Express credit card account not to exceed One Hundred Thousand Dollars ($100,000);

(v)the letter of credit (“Letter of Credit”) in the approximate amount of Three Hundred Thirty Nine Thousand Dollars ($339,000) in lieu of a real estate deposit currently issued to the landlord of Borrower’s New Jersey plant secured by a restricted money market fund at Chase Bank, but such Letter of Credit shall not exceed the total amount of Three Hundred Fifty Thousand Dollars ($350,000) without the prior written consent of Lender;

(vi)unsecured debt associated with the financing of insurance premiums not to exceed in the aggregate One Hundred Forty Thousand Dollars ($140,000); however, such debt financing shall not become secured debt in the assets of Borrower without the consent of Lender;

(vii)indebtedness to and liens granted to Proseal America, Inc. (UCC Financing Statement Nos. 20200226813 and 20202171744) for the equipment lease of two sealing machines with a total monthly payment in the amount of Five Thousand Four Hundred F01iy-One Dollars and F01iy-Two Cents ($5,441.42);

(viii)indebtedness to and a lien granted to Leaf Capital Funding, LLC (UCC Financing Statement No. 20202843235) for the equipment lease of an X-Ray machine with a monthly payment in the amount of Twenty-Two Thousand One Hundred Twenty-Seven Dollars and Fifteen Cents ($22,127.15);

(ix)	any Permitted Debt;

(x)  any debt incurred to satisfy the Loan Payoff Amount, subject to the prior written consent of Lender;

(xi)  indebtedness to and lien granted to Kenneth J. Catchot (“Catchot”) in the principal amount of One Million Dollars ($1,000,000), plus accrued interest thereon, owed by Bon-ower as evidenced by that certain Secured Promissory Note, Security Agreement, and Intercreditor Agreement (by and between Catchot and Lender) of even date herewith;

(xii)unsecured indebtedness in connection with Borrower’s trade credit or accounts payable incurred by Borrower in operating its business in the ordinaiy course;

(xiii)unsecured indebtedness in the amount of Two Million Four Hundred Ninety-Four Thousand One Hundred Eighty-Three Dollars ($2,494,183) pursuant to that certain loan procured by Bon-ower in April 2020 with JP Morgan Chase Bank pursuant to the Paycheck Protection Program under the 2020 United States federal government Coronavirus Aid, Relief and Economic Security Act that was previously applied for without the consent of Lender; and

(xiv)up to an additional Two Million Five Hundred Thousand Dollars ($2,500,000) in unsecured indebtedness procured by Borrower within twelve (12) months from the Effective Date pursuant to the Paycheck Protection Program under the 2020 United States federal government Coronavirus Aid, Relief and Economic Security Act.

(d)In addition, Borrower shall not, without Lender’s prior written consent, pay any dividend or other amount (excluding any mandatory payments related to tax obligations required under the limited liability company agreement (aka operating agreement) of Bon-ower, if applicable) on account of any equity interest of B01Tower, including any dividend or distribution in respect thereof or any payment in purchase, redemption, retirement or other acquisition thereof.

(e)Borrower additionally agrees that it shall not enter into any Senior Amended Note Success Event (as defined below) in which the consideration for such transaction does not provide immediate cash proceeds that are sufficient to pay off the remaining principal and accrued interest on this Senior Amended Note without Lender’s prior written consent, which consent may be withheld in the sole and absolute discretion of Lender. Borrower shall, upon the closing of any such transaction, immediately pay to Lender all of the remaining principal and interest (and all costs of collection) then due and owing to Bon-ower under this Senior Amended Note, and such payment shall be a condition of the closing of the transaction. For purposes of this Section, a Senior Amended Note Success Event shall mean any of the following:

(i)the sale or other transfer for consideration, in a single transaction or series of related transactions, more than fifty percent (50%) of Borrower’s assets, limited liability company Units (as defined in Borrower’s governing limited liability company agreement (aka operating agreement)), shares of stock or other ownership interests in Borrower;

(ii)	the merger or consolidation of Borrower with another entity; or

(iii)an initial public offering of limited liability company units, shares of stock or other equity or ownership interests in Borrower (collectively, “Initial Public Offering”).

(f)Borrower acknowledges and agrees that Lender was specifically asked by Borrower to originally make the loan and all amounts due under this Senior Amended Note, and with respect to this Senior Amended Note and the repayment thereof, Bo1Tower, for itself and its successors and assigns, and each endorser, co-obligor, surety and guarantor thereof, waives any claim, cause of action, liability, loss or damages (including but not limited to, any claims for breach of any fiduciary duties, rescission or setoff) the Bo1Tower may claim or have against Lender in connection with Lender’s enforcement for repayment of the Senior Amended Note by the B01Tower, including, but not limited to, any claims resulting from the Lender’s position as a limited liability company member in Borrower. Lender’s right for repayment of the Senior Amended Note by Borrower, and all remedies related thereto, are absolute and unconditional.

9.	REPRESENTATIONS AND WARRANTIES OF BORROWER.

Borrower hereby represents and warrants to Lender as follows, which representations and warranties shall survive the execution and delivery of this Senior Amended Note:

(i)Borrower is a limited liability company duly formed and validly existing under the laws of the State of Delaware and qualified to do business in the State of California, and Borrower has the requisite power to own its properties and assets and to enter into and perform its obligations under this Senior Amended Note;

(ii)This Senior Amended Note has been duly authorized by all necessary action on the part of Borrower;

(iii)This Senior Amended Note constitutes the legally valid and binding obligation of Borrower, enforceable against Bon-ower in accordance with its terms;

(iv)The execution and delivery by Bonower of this Senior Amended Note, the consummation of the transactions contemplated hereby, and the performance of the terms and conditions hereof by Borrower, do not conflict with, result in a breach of or constitute a default under, any of the terms, conditions or provisions of (i) the organizational documents of Bon-ower; (ii) any order, writ, judgment or decree by which Borrower is bound or to which it is a party; (iii) any law, rule, regulation or restriction of any governmental authority or agency applicable to Borrower; or (iv) any contract, commitment, indenture, instrument or other agreement by which Bon-ower is bound or to which Borrower is a party;

(v)No consent or authorization of, filing with or other act by or in respect of any governmental authority, bureau or agency is required to be obtained or made by Bonower in connection with the execution, delivery and performance of this Senior Amended Note;

(vi)Borrower has not granted a security interest in any of its assets or Collateral (as defined in the Amended Security Agreements) to any person or entity except in connection with a Permitted Item.

10.	UNCONDITIONAL OBLIGATION.

All payments made under this Senior Amended Note shall be made without setoff, counterclaim or deduction of any kind. Any amount owing by Borrower to Lender shall not be reduced in any way by any outstanding obligations of Lender to Borrower, whether such obligations are monetary or otherwise. B01Tower shall, upon any request by Lender, cooperate fully in the preparation, execution, acknowledgment, delivery and recording of any agreements, instruments, memoranda or documents reflecting or in furtherance of any of the transactions contemplated by this Senior Amended Note or the Amended Security Agreements. All amounts due under this Senior Amended Note shall be payable to Lender, in lawful money of the United States of America, in currently available funds at the address for Lender set forth above (or to such other person or at such other place as Lender may from time to time designate in writing), without notice, demand, offset, deduction or setoff. In no event shall any such amounts owed by Borrower hereunder be reduced by any other provision of this Senior Amended Note or otherwise for sums payable by Lender to Borrower or to any affiliate of Borrower, if any.

11.	DEFAULT.

(a)Each of the following shall constitute a default and/or an event of default (referred to herein as a “Default” and/or an “Event of Default”) under this Senior Amended Note and under the Amended Security Agreements by Borrower:

(i)Failure to make any payment of principal or interest when due under this Senior Amended Note or any breach by Borrower of any other covenant contained in this Senior Amended Note, which failure is not cured within ten (10) business days after written notice thereof from Lender to Borrower;

(ii)Any breach or default by Borrower of any of the terms or provisions of this Senior Amended Note or the Amended Security Agreements or any breach by Borrower of any of the representations, warranties or covenants contained in this Senior Amended Note or the Amended Security Agreements, which breach is not cured within ten (10) business days after written notice thereof from Lender to Borrower;

(iii)Any default under any additional promissory note, security agreement, or other loan agreement executed by Borrower in favor of Lender, which breach is not cured within ten (10) business days after written notice thereof from Lender to Borrower;

(iv)Any default under any other loan or note made by Borrower to any third patiy resulting in a right by such third patiy to accelerate the maturity of any indebtedness in an amount individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000), which default is not cured within ten (10) business days after written notice thereof from Lender to Borrower;

(v)The bankruptcy of Borrower or the filing of any bankruptcy petition by Borrower or the insolvency of Borrower or the making by Borrower of an assignment for the benefit of creditors or the admission by B01Tower in writing of its inability to pay its debts generally as they become due, or the taking of action by Borrower in furtherance of any such action, provided, however, that in the case of an involuntary banlauptcy petition filed against Borrower, the same is not dismissed within thirty (30) calendar days; or the appointment of a receiver, custodian or trustee with respect to all or any part of Borrower’s property or assets, where possession is not restored to Borrower within thirty (30) calendar days;

(vi)Borrower commences any proceeding for the reorganization, arrangement or readjustment of its debts in any jurisdiction; and

(vii)	Commencement of the dissolution or liquidation of Borrower.

(b)The principal balance of this Senior Amended Note and all interest thereon shall become automatically due and payable without notice or demand if a petition is filed by or against Borrower under the United States Banlauptcy Code or the bankruptcy code of any state.

(c)Notwithstanding anything to the contrary in this Senior Amended Note, during the Loan Payoff Period, the insolvency of Borrower (as described in Section 1 l(a)(v) hereof) shall not constitute an “Event of Default” or “Default” by Borrower.

12.	REMEDIES UPON DEFAULT

Upon the occmTence of any Default or Event of Default under this Senior Amended Note or otherwise, without limitation and in addition to any other rights or remedies available to Lender under applicable law and/or at equity: (i) the entire principal balance and all accrued interest shall, at the option of Lender, become due and payable upon demand; (ii) Borrower shall also pay all reasonable costs of collection incurred by Lender and/or any other reasonable costs incurred by Lender in connection with the enforcement of this Senior Amended Note, including, without limitation, reasonable attorneys’ fees, whether or not suit is filed or legal proceedings are commenced; and (iii) Lender shall also be entitled to exercise its right and remedies under the Amended Security Agreements upon the occurrence of any Default or Event of Default. Failure by Lender to enforce any remedy granted to it hereunder shall not excuse any Default under this Senior Amended Note.

13.	TIMING.

Time is of the essence in the payment of this Senior Amended Note.

14.	EXCESSIVE CHARGES

Interest may not accrue under this Senior Amended Note in excess of the maximum interest rate allowed by applicable law. If Lender receives interest payments at an interest rate in excess of the maximum interest rate allowed by applicable law, then the excess amount will be treated as being received on account of, and will automatically reduce, the principal amount then-outstanding under this Senior Amended Note, and if such excess amount exceeds the principal amount then-outstanding under this Senior Amended Note, then Lender will refund to Borrower the amount by which such excess exceeds the principal amount then-outstanding under this Senior Amended Note.

15.	GOVERNING LAW.

This Senior Amended Note shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California considered to be made and performed wholly within the State of California.

16.	VENUE.

For Borrower and its property, Borrower irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of California sitting in Los Angeles County and of the United States District Court for the Southern District of California (and any appellate court from such courts) in any action or proceeding arising out of or related to this Senior Amended Note. Borrower hereby waives any objection to such venue for any suit or any such court or that such suit is brought in an inconvenient court.

17.	COST OF LITIGATION OR DISPUTES

In addition to and aside from any remedies in an Event of Default as defined in this Senior Amended Note, if any legal proceeding is brought arising out of or in connection with this Senior Amended Note or as to the meaning, effect, performance, enforcement or any other issue in connection with this Senior Amended Note, the successful or prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in such proceeding(s), in addition to any other relief to which it may be entitled.

18.	NOTICES.

All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when: (a) personally delivered; (b) seven (7) calendar days after having been mailed by United States Priority Mail with tracking number; (c) two (2) days following delivery by an overnight courier service properly addressed to the receiving party and confirmed as having been delivered by such overnight courier service; or (d) upon acknowledgment by the intended recipient of facsimile or electronic mail transmission immediately following correct dispatch, but only in the event of acknowledgment by such intended recipient. All such notices, requests, demands and other communications shall be addressed to the respective party at the following addresses, or at such other addresses as either party may designate or change by written notice to the other party in like manner as described in this Section:

If to FreshRealm, LLC:	Mr. Michael Lippold, CEO
FreshRealm, LLC
34 N Palm Street, Suite 100
Ventura, CA 93001
Email: michael@freshrealm.co

With a Copy To:	Mr. Avery Kotler, Esq.
(Which Shall Not Constitute Notice):	VGC LLP
34 N. Palm Street, Suite 100
Ventura, CA 93001
Email: avery@freshrealm.co

If to Calavo Growers, Inc.:	Mr. James Gibson, CEO
Calavo Growers, Inc.
1141A Cummings Road
Santa Paula, CA 93060
Email: jimg@calavo.com

With a Copy To:	Mr. Peter R. Hurm, Esq.
(Which Shall Not Constitute Notice):	TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, CA 90067
Email: phmm@troygould.com

19.	INCORPORATION OF RECITALS.

The Recitals set forth in this Senior Amended Note above are incorporated herein by this reference and made a part of this Senior Amended Note between the parties hereto.

20.	SECTION HEADINGS.

The Section headings in this Senior Amended Note are included for convenience only, are not a part of this Senior Amended Note, and shall not be used in construing it.

21.	BINDING EFFECT; ASSIGNMENT

This Senior Amended Note shall be binding upon Borrower and its successors, assigns and legal representatives, and shall inure to the benefit of Lender and its heirs, legal representatives, successors, endorsees and assigns. Borrower may not assign this Senior Amended Note, or assign or delegate any of its rights or obligations, without Lender's prior written consent in each instance. Lender in its sole discretion may assign and transfer this Senior Amended Note, and may sell or assign participations or other interests in all or any part of this Senior Amended Note, all without notice to or the consent of Borrower.

22.	AMENDMENT

No amendment or modification of this Senior Amended Note shall be effective unless in writing and signed by both parties hereto.

23.	SEVERABILITY AND ENFORCEABILITY

In the event that any provision or any part of any provision of this Senior Amended Note is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part of this Senior Amended Note, and the Senior Amended Note shall remain valid and in full force and effect with the exception of such illegal, invalid or unenforceable provision. If any restriction or provision contained in this Senior Amended Note is deemed by an arbitrator or comt of law to be an unenforceable restriction or provision on any patty hereto under the law, then such restriction or provision shall not be rendered void, but rather shall be deemed amended to apply to the maximum extent as such arbitrator or judge may determine is legally enforceable.

24.	REPRODUCTION OF SENIOR AMENDED NOTE.

A photographic or other reproduction of this Senior Amended Note may be made by Lender, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

25.	NO WAIVER BY LENDER.

No waiver by Lender of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by Lender. No acceptance by Lender of one or more late or partial payments hereunder from Borrower, nor any failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Senior Amended Note by Lender shall operate or be construed as a waiver thereof or any other rights hereunder, nor shall any single or paitial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege of Lender. A waiver on any one occasion by Lender shall not be construed as a waiver of any other right or remedy on any future occasion.

26.	WAIVERS BY BORROWER.

Except for as otherwise provided herein, no waiver by Borrower of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by Borrower. Borrower hereby waives presentment, dishonor, notice of dishonor and protest, and consent to any and all extensions, renewals, substitutions and alterations of any of the terms of this Senior Amended Note and any other documents related hereto and to the release of or failure by Lender to exercise any rights against any party liable for or any property securing payment thereof.

27.	INJUNCTIVE RELIEF

B01Tower acknowledges that a breach by Borrower of any of the provisions of this Senior Amended Note will cause Lender great and irreparable harm and that Lender shall be entitled to injunctive and other equitable relief to prevent a breach or threatened breach of any such provision, in addition to any other remedies Lender may have, and that the provisions of this Senior Amended Note shall be specifically enforceable against B01Tower in accordance with their terms.

28.FURTHER ASSURANCES

Borrower, at its sole cost and expense, will execute and deliver such further documents or instruments, and provide such additional or updated information as, in each case, Lender may reasonably require to obtain the full benefits of this Senior Amended Note, including, without limitation, all remedies described herein.

29.	FACSIMILES; COUNTERPARTS

This Senior Amended Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The reproduction of signatures to this Senior Amended Note by means of a facsimile or e-mail scanning device shall be treated as though such reproductions are executed originals.

(Please Proceed to Next Page for Signatures)

IN WITNESS WHEREOF, Borrower and Lender have caused this Amended and Restated Senior Secured Loan Agreement and Promissory Note to be executed as of the date first written above.

BORROWER:

FRESHREALM, LLC
By:
Name:	Michael Lippold
Title:	Chief Executive Officer

LENDER:

CALAVO GROWERS, INC.

By:
Name:	James Gibson
Title:	Chief Executive Officer

(Signature Page to Amended and Restated Senior Secured Loan Agreement and Promissory Note)

IN WITNESS WHEREOF, Borrower and Lender have caused this Amended and Restated Senior Secured Loan Agreement and Promissory Note to be executed as of the date first written above.

BORROWER:

FRESHREALM, LLC

By:
Name:	Michael Lippold
Title:	Chief Executive Officer

LENDER:

CALAVO GROWERS, INC.

By:
Name:	James Gibson
Title:	Chief Executive Officer

(Signature Page to Amended and Restated Senior Secured Loan Agreement and Promissory Note)

EXHIBIT A

LIMITED LIABILITY COMPANY MEMBER SEPARATION AND RELEASE

AGREEMENT

(Please See Attached Document)

2

EXHIBIT B

THIRD AMENDED AND RESTATED SECURITY AGREEMENT

(Please See Attached Document)

3

EXHIBIT C

THIRD AMENDED AND RESTATED INTELLECTUAL PROPERTY

SECURITY AGREEMENT

(Please See Attached Document)

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